Exhibit 99.1

NOBILITY HOMES, INC. ANNOUNCES INCREASED SALES AND EARNINGS FOR ITS SECOND QUARTER 2019

Ocala, FL…June 10, 2019 - Today Nobility Homes, Inc. (OTCQX: NOBH) announced sales and earnings for its second quarter ended May 4, 2019. Sales for the second quarter of 2019 were up 43% to $12,742,688 as compared to $8,922,264 recorded in the second quarter of 2018. Income from operations for the second quarter of 2019 was up 79% to $2,135,726 versus $1,191,947 in the same period a year ago. Net income after taxes was up 60% to $1,819,725 as compared to $1,135,605 for the same period last year. Diluted earnings per share for the second quarter of 2019 were $0.47 per share compared to $0.29 per share last year.

For the first six months of fiscal 2019, sales were up 28% to $23,782,462 as compared to $18,568,082 for the first six months of 2018. Income from operations was up 71% to $3,907,557 versus $2,282,104 last year. Net income after taxes was up 56% to $3,355,531 compared to $2,151,841 last year. Diluted earnings per share were $0.87 per share compared to $0.54 per share last year.

Nobility’s financial position for the first six months of 2019 remains very strong with cash and cash equivalents, certificates of deposit and short term investments of $31,723,668 and no outstanding debt. Working capital is $37,245,662 and our ratio of current assets to current liabilities is 6.1:1. Stockholders’ equity is $48,322,892 and the book value per share of common stock outstanding increased to $12.52.

Terry Trexler, President, stated, “The demand for affordable manufactured housing in Florida continues to be strong. According to the Florida Manufactured Housing Association, shipments in Florida for the period from November 2018 through April 2019 were up approximately 26% from the same period last year. Constrained consumer credit and the lack of lenders in our industry, partly as a result of an increase in government regulations, still affects our results by limiting many affordable manufactured housing buyers from purchasing homes. However, legislation may help improve this situation in the future.

Maintaining our strong financial position is vital for future growth and success. Because of very challenging business conditions during economic recessions in our market area, management will continue to evaluate all expenses and react in a manner consistent with maintaining our strong financial position, while exploring opportunities to expand our distribution and manufacturing operations.

Our many years of experience in the Florida market, combined with home buyers’ increased need for more affordable housing, should serve the Company well in the coming years. Management remains convinced that our specific geographic market is one of the best long-term growth areas in the country”.

On June 5, 2019 the Company celebrated its 52nd anniversary in business specializing in the design and production of quality, affordable manufactured homes. With multiple retail sales centers, an insurance agency subsidiary, and an investment in a retirement manufactured home community, we are the only vertically integrated manufactured home company headquartered in Florida.

MANAGEMENT WILL NOT HOLD A CONFERENCE CALL. IF YOU HAVE ANY QUESTIONS, PLEASE CALL TERRY OR TOM TREXLER @ 800-476-6624 EXT 221 OR TERRY@NOBILITYHOMES.COM OR TOM@NOBILITYHOMES.COM

Certain statements in this report are unaudited or forward-looking statements within the meaning of the federal securities laws. Although Nobility believes that the amounts and expectations reflected in such forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, competitive pricing pressures at both the wholesale and retail levels, increasing material costs, continued excess retail inventory, increase in repossessions, changes in market demand, changes in interest rates, availability of financing for retail and wholesale purchasers, consumer confidence, adverse weather conditions that reduce sales at retail centers, the risk of manufacturing plant shutdowns due to storms or other factors, the impact of marketing and cost-management programs, reliance on the Florida economy, impact of labor shortage, impact of materials shortage, increasing labor cost, cyclical nature of the manufactured housing industry, impact of rising fuel costs, catastrophic events impacting insurance costs, availability of insurance coverage for various risks to Nobility, market demographics, management’s ability to attract and retain executive officers and key personnel, increased global tensions, market disruptions resulting from terrorist or other attack and any armed conflict involving the United States and the impact of inflation.

NOBILITY HOMES, INC.

Condensed Consolidated Balance Sheets

	May 4,	November 3,
	2019	2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$23,066,346	$28,364,861
Certificates of Deposit	8,079,072	6,034,093
Short-term investments	578,250	537,767
Accounts receivable - trade	2,097,164	1,783,073
Note receivable	67,900	46,444
Mortgage notes receivable	16,706	15,664
Inventories	8,227,752	7,270,550
Pre-owned homes, net	821,781	933,640
Prepaid expenses and other current assets	1,573,860	1,090,152

Total current assets	44,528,831	46,076,244

Property, plant and equipment, net	4,844,129	4,763,566
Pre-owned homes, net	457,577	473,191
Note receivable, less current portion	59,600	46,265
Mortgage notes receivable, less current portion	234,322	236,402
Other investments	1,611,921	1,571,166
Property held for sale	213,437	213,437
Deferred income taxes	—	40,156
Cash surrender value of life insurance	3,527,974	3,437,974
Other assets	156,287	156,287

Total assets	$55,634,078	$57,014,688

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,052,935	$1,085,095
Accrued compensation	788,187	869,657
Accrued expenses and other current liabilities	1,754,245	1,349,381
Income taxes payable	618,363	579,786
Customer deposits	3,069,439	4,064,268

Total current liabilities	7,283,169	7,948,187
Deferred income taxes	28,017	—

Total liabilities	7,311,186	7,948,187

Commitments and contingent liabilities

Stockholders’ equity:
Preferred stock, $.10 par value, 500,000 shares authorized; none issued and outstanding	—	—
Common stock, $.10 par value, 10,000,000 shares authorized; 5,364,907 shares issued; 3,860,513 outstanding	536,491	536,491
Additional paid in capital	10,678,137	10,670,848
Retained earnings	49,843,861	50,352,546
Accumulated other comprehensive income	446,119	390,407
Less treasury stock at cost, 1,504,394 shares in 2019 and 1,491,176 shares in 2018	(13,181,716)	(12,883,791)

Total stockholders’ equity	48,322,892	49,066,501

Total liabilities and stockholders’ equity	$55,634,078	$57,014,688

NOBILITY HOMES, INC.

Condensed Consolidated Statements of Income and Comprehensive Income

Unaudited

	Three Months Ended		Six Months Ended
	May 4,	May 5,	May 4,	May 5,
	2019	2018	2019	2018
Net sales	$12,742,688	$8,922,264	$23,782,462	$18,568,082
Cost of goods sold	(9,296,276)	(6,610,958)	(17,367,047)	(14,039,837)

Gross profit	3,446,412	2,311,306	6,415,415	4,528,245
Selling, general and administrative expenses	(1,310,686)	(1,119,359)	(2,507,858)	(2,246,141)

Operating income	2,135,726	1,191,947	3,907,557	2,282,104

Other income:
Interest income	145,026	81,446	297,469	117,383
Undistributed earnings in joint venture - Majestic 21	21,231	27,266	40,755	50,315
Proceeds received under escrow arrangement	108,119	55,640	212,607	55,640
Gain on property held for resale	15,242	203,512	15,242	203,512
Miscellaneous	13,962	6,850	22,880	12,584

Total other income	303,580	374,714	588,953	439,434

Income before provision for income taxes	2,439,306	1,566,661	4,496,510	2,721,538
Income tax expense	(619,581)	(431,056)	(1,140,979)	(569,697)

Net income	1,819,725	1,135,605	3,355,531	2,151,841

Other comprehensive income (loss)
Unrealized investment gain (loss), net of tax effect	39,172	(67,857)	55,712	(45,510)

Comprehensive income	$1,858,897	$1,067,748	$3,411,243	$2,106,331

Weighted average number of shares outstanding:
Basic	3,865,588	3,903,904	3,869,726	3,950,638
Diluted	3,867,802	3,906,077	3,871,943	3,952,650

Net income per share:
Basic	$0.47	$0.29	$0.87	$0.54
Diluted	$0.47	$0.29	$0.87	$0.54